Exhibit 10.1

EXECUTION COPY

December 21, 2016

Aetna Inc.

151 Farmington Avenue, RC6A

Hartford, Connecticut 06156

Attention:     General Counsel

Echo Merger Sub, Inc.

151 Farmington Avenue, RC6A

Hartford, Connecticut 06156

Attention:     General Counsel

Echo Merger Sub, LLC

151 Farmington Avenue, RC6A

Hartford, Connecticut 06156

Attention:     General Counsel

Humana Inc.

500 West Main Street

Louisville, KY 40202

Attention:     Law Department

Reference is made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 2, 2015, among Aetna Inc., a Pennsylvania corporation (“Parent”), Echo Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent, Echo Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Parent, and Humana Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

1. Pursuant to Section 11.03 of the Merger Agreement and in order to extend the End Date, the Company hereby unconditionally and irrevocably agrees to not exercise its right to terminate the Merger Agreement pursuant to Section 10.01(b)(i) of the Merger Agreement (the “Company Waived Termination Rights”) during the Waiver Period. For purposes of this letter agreement, the term “Waiver Period” means the period beginning on December 31, 2016 and ending at 11:59 p.m. (Eastern time) on February 15, 2017. During the Waiver Period, the Company shall not exercise the Company Waived Termination Rights, and any exercise of the Company Waived Termination Rights by the Company during the Waiver Period shall be null and void and of no force or effect.

2. Pursuant to Section 11.03 of the Merger Agreement and in order to extend the End Date, Parent hereby unconditionally and irrevocably agrees to not exercise its right to terminate the Merger Agreement pursuant to Section

10.01(b)(i) of the Merger Agreement (the “Parent Waived Termination Rights”) during the Waiver Period. During the Waiver Period, Parent shall not exercise the Parent Waived Termination Rights, and any exercise of the Parent Waived Termination Rights by Parent during the Waiver Period shall be null and void and of no force or effect.

3. The waivers, consents and agreements set forth in paragraphs 1 and 2 of this letter agreement shall not operate as waivers of, or consents to, and shall not in any way affect, any other right or obligation of the parties to the Merger Agreement under, or any provision contained in, the Merger Agreement, including without limitation the rights of the parties under Section 10.01(b)(ii) of the Merger Agreement.

4. Except as specifically provided herein, the Merger Agreement is in all respects unaffected by this letter agreement. All of the terms, conditions and provisions of the Merger Agreement as hereby modified shall be and remain in full force and effect and are hereby in all respects reaffirmed, ratified and confirmed in all respects. Whenever the Merger Agreement is referred to in the Merger Agreement or in any other agreements, documents or instruments, such reference shall be deemed to be to the Merger Agreement as modified by this letter agreement.

5. Any provision of this letter agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this letter agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

6. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

7. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated hereby, on behalf of itself or its property, in accordance with Section 11.01 of the Merger Agreement or in such other manner as may be permitted by Applicable Law, and nothing in this paragraph 7 or Section 11.08 of the Merger Agreement shall affect the right of any party to serve legal process in any other manner permitted by Applicable Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) in the event any dispute arises out of this letter agreement or the transactions contemplated hereby, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this letter agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware), (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated hereby in any court other than the aforesaid courts.

8. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LETTER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH 8.

9. This letter agreement may be signed in any number of counterparts, including by facsimile or by email with .pdf attachments, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This letter agreement shall become effective when each party hereto shall have received a counterpart hereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by each of the other parties hereto, this letter agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any oral or written agreement or other communication).

10. This letter agreement, the unaltered portions of the Merger Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter thereof.

[Signature page follows.]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HUMANA INC.

By:	/s/ Brian A. Kane
Name: Brian A. Kane
Title: Senior Vice President & Chief Financial Officer

ECHO MERGER SUB, INC.

By:	/s/ Bjorn B. Thaler
Name: Bjorn B. Thaler
Title: President

ECHO MERGER SUB, LLC

By:	/s/ Bjorn B. Thaler
Name: Bjorn B. Thaler
Title: President

AETNA INC.

By:	/s/ Thomas J. Sabatino, Jr.
Name: Thomas J. Sabatino, Jr.
Title: Executive Vice President and General Counsel